EXHIBIT 9

                   OPINION AND CONSENT OF RICHARD J. WIRTH

May 30, 2003





Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549



Re:      PHL Variable Accumulation Account
         PHL Variable Insurance Company
         Post-Effective Amendment No. 6 to Form N-4
         Registration Nos. 333-48140 and 811-08914



Dear Sirs:

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Income Choice ("contract"), which is the subject of the above-captioned registration statement on Form N-4.

In connection with this opinion, I have reviewed the contract, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the contracts.

Based upon this review, I am of the opinion that the contract, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance Company.

I further consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to my being named as an expert under "Experts" therein.

Very truly yours,



/s/ Richard J. Wirth
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Richard J. Wirth
Vice President and Insurance & Investment Products Counsel
The Phoenix Companies, Inc.